Ms. Marianne Morrison, page 1
[GRAPHIC OMITED]
SEQUIAM
CORPORATION



July  8,  2004

Ms.  Marianne  Morrison
101  Kings  Highway
Hampton,  New  Hampshire  03842
(603)  929-5677

Dear  Ms.  Morrison:

Sequiam Software, Inc. ("Company") is pleased to offer you the position of Vice President of Sales ("VP of Sales") with an effective start date of July 26, 2004.

As VP of Sales you will serve the Company faithfully, diligently and to the best of your ability, under the direction of the President of the Company. You will render such services during the term of employment at the Company's principal place of business, or at such alternate locations as may be agreed upon by you and the President. You will devote all of your business time to the performance of your duties.

You will have such duties and powers as generally pertain to the office of VP of Sales, subject to the control of the President. The precise services and duties that you are obligated to perform may from time to time be changed, amended, extended or curtailed by the President of the Company.

The Term of your employment shall commence on July 26, 2004 and continue thereafter for a term of two (2) years, as may be extended for successive one
(1) year periods, or earlier terminated subject to the terms and conditions set forth below. The employment term shall automatically renew for successive one
(1) year periods unless, within sixty (60) days of the expiration of the then existing term, the Company or Employee provides written notice to the other party that it elects not to renew the term.

The Company will pay you a minimum annual salary of One Hundred Forty Thousand Dollars ($140,000.00) until December 31, 2004. Beginning January 1, 2005, the Company will pay you a minimum annual salary of One Hundred Fifty-Two Thousand Dollars ($152,000.00), payable in equal installments at the end of such regular payroll accounting periods as are established by the Company.

The Company will also pay you a $1,000.00 bonus for each new account closed with the assistance or involvement of management and a commission of 1% of team gross sales/override on direct and indirect sales, paid monthly.

                    300 Sunport Lane - Orlando, Florida 32809
                     Phone: 407.541.0773 - Fax: 407.240.1431
                       www.sequiam.com - sales@sequiam.com
                       ---------------


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Ms. Marianne Morrison, page 2

Upon commencement of employment, Company will grant to you options to purchase 300,000 Sequiam Corporation common shares. The options will vest over the two-year term of your employment.

In addition, the Company may increase the salary from time to time, and award bonuses in cash, stock or stock options or other property and services.

During the term of employment, you shall be entitled to participate in all medical and other employee benefit plans, including 3 weeks vacation, company holidays, sick leave, retirement accounts, profit sharing, stock option plans, stock appreciation rights, and other employee benefits, provided by the Company to employees similarly situated.

The Company shall reimburse you for reasonable and necessary expenses incurred by you on behalf of the Company in the performance of your duties provided that such expenses are adequately documented in accordance with the Company's written policies.

You will devote as much of your business and professional time and effort, attention, knowledge, and skill to the management, supervision and direction of the Company's business and affairs as is necessary to ensure the success of the Company as determined solely by the President. You may not, during the term of employment be interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business; except that nothing shall prevent or limit your right to invest any of your surplus funds in the capital stock or other securities of any company or limited partnership, or whose stock or securities are publicly owned or are regularly traded on any public exchange; nor shall anything herein prevent you from investing or limit your right to invest your surplus funds in real estate; nor shall anything herein prevent you from serving in a volunteer capacity as officer, director, or advisor for professional or charitable organizations with which you are or may become affiliated.

Your employment during the initial two years and subsequent one-year renewals can be terminated for cause. The Company shall have no obligations beyond thirty days notice in the case of termination by cause. Incentive Stock Options vested at date of termination may be exercised in accordance with the Sequiam Company 2003 Employee Stock Incentive Plan. Termination for cause shall be defined as, and limited to gross dereliction of executive duties, including violation of any written company policies, violation of any federal or state laws that materially impact the company's financial performance, its reputation or relationships with customers.

The President may, at his sole discretion, terminate for reasons other than cause at any time with thirty days notice. Such reasons may include a desire to restructure the management team or change the executive's role within the Company. Under such conditions, the company's sole obligation is to fully vest all granted Incentive Stock Options, which may then be exercised and sold in accordance with any governing law. The company will also provide nine (9) months of a minimum of $152,000 (or the current salary level whichever is greater) base salary as a severance payable in cash over the nine (9)-month severance period.

                    300 Sunport Lane - Orlando, Florida 32809
                     Phone: 407.541.0773 - Fax: 407.240.1431
                       www.sequiam.com - sales@sequiam.com
                       ---------------


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Ms. Marianne Morrison, page 3

Should the Company change ownership then all granted but unvested Incentive Stock Options shall immediately vest and may then be exercised and sold in accordance with any governing law. A payment shall be made to you equal to two years salary if such a change of control occurs during the first two years of employment, thereafter a one year payment of salary shall be made.

You shall not, in any manner, for any reasons, either directly or indirectly, divulge or communicate to any person, firm or company, any confidential information concerning any matters not generally known in the document management software industry or otherwise made public by the Company which affects or relates to the Company's business, finances, marketing and operations, research, development, inventions, products, designs, plans, procedures, or other data (collectively, "Confidential Information") except in the ordinary course of business or as required by applicable law.

You further agree that all documents and materials furnished to you by the Company and relating to the Company's business or prospective business are and shall remain the exclusive property of the Company as the case may be. You shall deliver all such documents and materials to the Company upon demand and in any event upon expiration or earlier termination of your employment. Any payment of sums due and owing to you by the Company upon such expiration or earlier termination shall be conditioned upon returning all such documents and materials, and you expressly authorizes the Company to withhold any payments due and owing pending return of such documents and materials.

All ideas, inventions, and other developments or improvements conceived or reduced to practice by you, alone or with others, during the term of your employment, whether or not during working hours, that are within the scope of the business of the Company or that relate to or result from any of the Company's work or projects or the services provided by Employee to the Company pursuant to this Agreement, shall be the exclusive property of the Company. Employee agrees to assist the Company during the term, at the Company's expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of the Company.

Welcome to Sequiam Software, Inc. We look forward to many successful years together.

Sincerely,



David Dobkin
President

Accepted and agreed to:
July 8, 2004


_________________________________________
Marianne Morrison

                    300 Sunport Lane - Orlando, Florida 32809
                     Phone: 407.541.0773 - Fax: 407.240.1431
                       www.sequiam.com - sales@sequiam.com
                       ---------------



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